As filed with the U.S. Securities and Exchange Commission on March 29, 2023.

Registration No. 333-268166

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GOLDEN HEAVEN GROUP HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 8 Banhouhaichuan Rd
Xiqin Town, Yanping District
Nanping City, Fujian Province, China 353001
Tel: +86 0599 8508022
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Mark Crone, Esq. Liang Shih, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 646-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Golden Heaven Group Holdings Ltd. is filing this Amendment No. 5 (this “Amendment No. 5”) to the Registration Statement on Form F-1 (Registration No. 333-268166), originally filed on November 4, 2022 (the “Registration Statement”), as an exhibit-only filing solely to file Exhibits 3.1, 3.2, 5.1, 8.1, 8.2, 23.2, 23.3, and 23.4. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed with this Amendment No. 5. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.       Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-1 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

EXHIBITS INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the ordinary shares being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of AllBright Law Offices (Fuzhou) regarding certain PRC tax matters
10.1**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.2**	Employment Agreement by and between the Registrant and Qiong Jin
10.3**	Employment Agreement by and between the Registrant and Jinguang Gong
21.1**	List of the Registrant’s subsidiaries
23.1**	Consent of B F Borgers CPA PC
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of AllBright Law Offices (Fuzhou) (included in Exhibit 8.2)
23.4*	Consent of Hunter Taubman Fischer & Li LLC
24.1**	Powers of Attorney
99.1**	Code of Business Conduct and Ethics
99.2**	Consent of iResearch, Inc.
107**	Calculation of Filing Fee Table

*	Filed herewith
**	Previously Filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nanping, People’s Republic of China, on March 29, 2023.

Golden Heaven Group Holdings Ltd.

By:	/s/ Qiong Jin
	Name:	Qiong Jin
	Title:	Chief Executive Officer, and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Qiong Jin and Jinguang Gong as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1, or the Registration Statement, to be filed with the U.S. Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 29, 2023.

Signature	Title

/s/ Qiong Jin	Chief Executive Officer
Name: Qiong Jin	(principal executive officer), and Chairman of the Board of Directors

/s/ Jinguang Gong	Chief Financial Officer x
Name: Jinguang Gong	(principal executive officer), and

/s/ Bin Chen	Independent Director
Name: Bin Chen

/s/ Daofu Lin	Independent Director
Name: Daofu Lin

II-2

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Golden Heaven Group Holdings Ltd., has signed this registration statement or amendment thereto in New York, NY on March 29, 2023.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

II-3